Exhibit 21

                                 Subsidiaries of
                       Prime Holdings & Investments, Inc.
                       -----------------------------------

        Societa Italiana Telecommunicazioni Integrata, S.p.A. (S.I.T.I.)

A Italian corporation principally engaged in merchant banking activities owned 100% by Prime Holdings & Investments, Inc.

                               Via della Spiga 22
                               Milan, Italy 20121